UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MAY  7,  2009


                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



              DELAWARE                0-3936          11-1826363
     (State or other jurisdiction  (Commission      (IRS Employer
          of incorporation)         File Number)   Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On May 7, 2009, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its first quarter ended March 31, 2009. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:




                                [GRAPHIC OMITED]



                                [GRAPHIC OMITED]



                             FOR IMMEDIATE RELEASE
                             ---------------------

CONTACT          or     Investor Relations Counsel
-------
Mitchell Binder          Lena Cati, 212-836-9611
Executive Vice President          Linda Latman, 212-836-9609
631-435-8300     The Equity Group Inc.

          ORBIT INTERNATIONAL CORP. REPORTS 2009 FIRST QUARTER RESULTS
          ------------------------------------------------------------

       EXPECTSGROWTH IN PROFITABILITY AND INCREASED BACKLOG FOR THE YEAR
       -----------------------------------------------------------------


Hauppauge, New York, May 7, 2009 - Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer, systems integrator and software solution provider, today announced results for the first quarter ended March 31, 2009.

FIRST  QUARTER  2009  VS.  FIRST  QUARTER  2008
-----------------------------------------------
-     Net  sales  decreased  8.5%  to  $6,047,000  from  $6,610,000;
-     Gross margin was 37.6% compared to 39.9%;
-     Net loss was $353,000, compared to net income of $11,000;
-     Net loss per share was $.08 compared to a breakeven 2008 first quarter;
- Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted) was a loss of $49,000 ($.01 loss per share) compared to income of $382,000 ($.08 per diluted share);
- Backlog at March 31, 2009 was $14.3 million, down 9.5% from $15.8 million at December 31, 2008 and up 4.4% from $13.7 million at March 31, 2008.

Dennis Sunshine, President and Chief Executive Officer stated, "We anticipated that the operating results for the first quarter would be our weakest quarter of the year, since approximately $4,500,000 in orders for our ICS subsidiary in support of the MK119 Gun Console System were not expected to be received until late in the first quarter. Although this award has been delayed, we have been assured by the government contracting office that these orders have now been given a high priority and should be released shortly. Once this MK 119 Gun Console System order is received, we expect that most of the contract, which is accounted for under the percentage of completion method, will be delivered to our customer by year-end. Although we have always stated the Company does not have a seasonal business cycle, our operating performance for the last two years has typically been stronger in the second half of the year, and 2009 appears to be tracking towards similar results. The orders for the MK119 Gun Console system, along with additional orders expected shortly for the Company's Remote
Control Units (RCUs) should significantly increase our backlog and provide for future revenue. As an example of the impact of program timing, one our prime contractors has recently requested that a Memorandum of Understanding (MOU) covering the procurement of RCUs, due to expire December 31, 2009, be amended to allow for the procurement of additional units. Once amended, the MOU will allow our customer to release additional quantities of RCUs on a timely basis, and avoid any break in our production line."

Sunshine added, "All of our other operating units exceeded our internal projections for the quarter and we continue to expect strong operating results from ICS for the year. Based upon our backlog of $14.3 million, current delivery schedules, together with anticipated business opportunities for new and retrofit programs, we continue to believe 2009 will be a year of improved operating performance. We anticipate revenue growth and even greater improvement in profitability, particularly due to the operating leverage gained through tight management of our costs."

Sunshine continued, "Over the last few quarters, we have reported that several design and prototype programs have entered or are close to entering into full production quantity requirements in 2009. The anticipated production phase of these programs will provide substantial recurring revenue potential for Orbit. These programs include the $2 million Black Hawk helicopter retrofit and display upgrade contract awarded to our Electronics Group in late December 2008, which is projected to be shipped in the second half of 2009. In addition, the design and qualification award for the CH-53E Sea Stallion helicopter upgrade program awarded in January of this year, should transition into the production phase, with $3 million in potential revenue starting later this year and continuing through 2011.

"Other contracts received, which have the potential for substantial follow-on production revenue include:

- A new order in excess of $1.4 million for RCUs for U.S. Navy and U.S. Army requirements, indicating that the RCU delay issues of 2008 are now behind us. In addition, we are currently engaged in direct negotiations with our customer for a new MOU, which includes projections of RCU requirements that could generate revenues in the range of $4.5 million to $9.0 million through 2012. Our enhanced RCU that provides the operator with critical real time Identification Friend or Foe data is now standard for most Army and Navy program requirements.
- A follow-on contract in excess of $300,000 from the U.S. Naval Inventory Control Point for the manufacture of its Color Plasma Entry Panels. Since our Company previously shipped in excess of 4,000 Plasma Entry Panels, we believe that any retrofit of combat vessels would be significant.
- Two new contract awards totaling approximately $950,000: a) an order of approximately $425,000 for a hot swappable DC power supply for use in a nuclear power plant control system with potential future orders in excess of $4,000,000 over the next four years; and b) an order valued at approximately $525,000 to support a new COTS power supply used on the advanced gun control system for the U.S. Navy's DDG-1000 Zumwalt Class Destroyers with potential for significant follow-on awards.
- Two new prototype design and qualification contracts totaling approximately $940,000: a) a $450,000 order for a switch matrix system for ground mobile vehicle systems, with potential follow-on orders of $4,000,000 over the next four years; and b) an order of $490,000 for the design of ruggedized color displays to be used by virtually all mass transit systems nationwide, which could also grow into a significant future revenue stream for years to come."

Mitchell Binder, Chief Financial Officer, added, "Our financial condition remains strong. At March 31, 2009, total current assets were $21,137,000 versus total current liabilities of $4,267,000 for a 5.0 to 1 current ratio. With approximately $20 million and $7 million in federal and state net operating loss carryforwards respectively, we should continue to shield profits from federal and New York State taxes and enhance future cash flow."

Binder added, "Our cash and cash equivalents and marketable securities as of March 31, 2009 were approximately $4.6 million having used approximately $572,200 to repurchase shares under our $3 million treasury stock repurchase program. From August 2008 through May 1, 2009, a total of 261,693 common shares have been repurchased at an average price of $2.25 per share. Finally as a result of the loss for the quarter, offset by certain non cash charges and stock repurchases, our tangible book value at March 31, 2009 slightly decreased to $3.10 per share from $3.19 at December 31, 2008."

Binder concluded, "We continue to believe that the current trading price of our stock does not adequately reflect the present value of our Company nor the significance of several potential growth opportunities. Consequently, we intend to continue to purchase shares under our program subject to market conditions and at times when we deem it appropriate."

Sunshine noted, "We are very excited about the number of new customers that have selected our Company as the source for critical design and development program requirements. Our timely prototype and qualified solutions have the potential to significantly impact internal growth for all of our business segments. Our Tulip subsidiary, located in Quakertown, PA., has been experiencing strong internal growth with new displays for new and retrofit program awards. As a result of their continued growth, we have recently signed a new lease for a larger Tulip operating facility that has the capacity to handle significant program quantity requirements without any production schedule interruptions."

Sunshine concluded, "Both our Power and Electronics Groups are well positioned to capture new business opportunities in a number of specific markets that have been targeted by the current administration. Secretary of Defense Gates' most recent Future Combat Readiness assessment has outlined a number of ground and air mobile programs that we are currently working on. Many of these program opportunities have been specifically identified as being critical for future military engagements abroad. Management believes the Company will further benefit and receive follow-on awards from our expanded base of prime global defense electronics contractors, as the modernization and critical refurbishment of existing military equipment continues to be a top priority of the current administration. Finally, management continues to explore a number of strategic and financial alternatives that would enhance shareholder value, including the priority of synergistic acquisitions and/or the potential sale of the Company."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, May 7, 2009, at 11:00 a.m. ET. Interested parties may participate in the call by dialing 706-679-3204; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Orbit's operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Orbit International's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports and its registration statement on Form S-3 containing a final prospectus dated January 11, 2006. For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

                           (See Accompanying Tables)


                           ORBIT INTERNATIONAL CORP.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                       (UNAUDITED)
                                                     2009       2008
                                                   ------      ------
Net sales                                          $6,047     $6,610

Cost of sales                                       3,773      3,975
                                                    -----     -------
Gross profit                                        2,274      2,635

Selling general and administrative expenses         2,601      2,618

Interest expense                                       46        102

Investment and other (income)                         (20)       (96)
                                                    ------   --------
Net (loss) income before taxes                       (353)        11

Income taxes                                            -          -
                                                    ------    -------
Net (loss) income                                  $ (353)    $   11
                                                   ======     =======

Basic (loss) earnings per share                    $(0.08)    $ 0.00
                                                   ======     =======
Diluted (loss) earnings per share                  $(0.08)    $ 0.00
                                                   ======    ========
Weighted average number of shares outstanding:
 Basic                                              4,267      4,527
 Diluted                                            4,267      4,807



                                ORBIT INTERNATIONAL CORP.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                        (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                        2009      2008
                                                                       -----     ------
EBITDA Reconciliation (as adjusted)
-----------------------------------------------------------
Net (loss) income                                              $         (353)    $  11
Interest expense                                                           46       102
Income tax expense                                                          -         -
Depreciation and amortization                                             179       226
Stock based compensation                                                   79        43
                                                               --------------     -----
EBITDA (1)                                                     $          (49)    $ 382
                                                               ==============    =======

Adjusted EBITDA Per Basic and Diluted Share Reconciliation
-----------------------------------------------------------
Net (loss) income                                              $        (0.08)    $0.00
Interest expense                                                         0.01      0.02
Income tax expense                                                          -         -
Depreciation and amortization                                            0.04      0.05
Stock based compensation                                                 0.02      0.01
                                                               --------------    ------
EBITDA per basic and diluted share (1)                         $        (0.01)     0.08
                                                               ==============    ======


(1) The EBITDA tables (as adjusted) presented are not determined in accordance with accounting principles generally accepted in the United States of America.  Management uses adjusted EBITDA to evaluate the operating performance of its business.  It is also used, at times, by some investors, securities analysts and others to evaluate companies and make informed business decisions.  EBITDA is also a useful indicator of the income generated to service debt.  EBITDA (as adjusted) is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, income taxes and stock based compensation. Adjusted EBITDA as presented herein may not be comparable to similarly named measures reported by other companies.



                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                     2009        2008
                                                    -----        -----
Reconciliation of EBITDA, as adjusted,
to cash flows from operating activities (1)
--------------------------------------------
EBITDA (as adjusted)                               $  (49)    $   382
Interest expense                                      (46)       (102)
Income tax expense                                      0           0
Bond amortization                                       3           3
Write-down of marketable securities                    39           0
Deferred income                                       (22)        (21)
Net change in operating assets and liabilities      2,447      (1,202)
                                                   -------    --------
Cash flows from operating activities               $2,372     $  (940)
                                                   ======     ========


ORBIT INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
                                                                           MARCH 31, 2009      DECEMBER 31, 2008(2)
                                                                           ----------------    ---------------------
ASSETS                                                                          (UNAUDITED)
Current assets:
   Cash and cash equivalents                                               $     3,724,000     $          2,080,000
   Investments in marketable securities                                            846,000                1,127,000
   Accounts receivable, less allowance for doubtful accounts                     3,267,000                6,333,000
   Inventories                                                                  11,939,000               11,536,000
   Deferred tax asset                                                            1,200,000                  850,000
   Other current assets                                                            161,000                  198,000
                                                                             -------------               -----------
                            Total current assets                                21,137,000               22,124,000

Property and equipment, net                                                        677,000                  655,000
Intangible assets, net                                                           2,222,000                2,346,000
Goodwill                                                                         2,909,000                2,909,000
Deferred tax asset                                                                 974,000                1,322,000
Other assets                                                                       643,000                  644,000
                                                                             --------------              -----------

 Total assets                                                              $    28,562,000     $         30,000,000
                                                                           ===============     =====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long term obligations                                $     1,707,000     $          1,777,000
   Notes payable-bank                                                                2,000                  399,000
   Accounts payable                                                              1,395,000                1,499,000
                 Income taxes payable                                                6,000                    6,000
   Accrued expenses                                                              1,025,000                1,185,000
   Customer advances                                                                47,000                   37,000
   Deferred income                                                                  85,000                   85,000
                                                                            --------------              ------------
                             Total current liabilities                           4,267,000                4,988,000

Deferred income                                                                    235,000                  257,000
Long-term obligations                                                            4,655,000                5,029,000
                                                                             -------------              -------------
    Total liabilities                                                            9,157,000               10,274,000

Stockholders' Equity
 Common stock                                                                      486,000                  477,000
 Additional paid-in capital                                                     21,102,000               21,032,000
 Treasury stock                                                                   (572,000)                (529,000)
 Accumulated other comprehensive loss                                             (129,000)                (125,000)
 Accumulated deficit                                                            (1,482,000)              (1,129,000)
                                                                              ------------               -----------
     Stockholders' equity                                                       19,405,000               19,726,000
                                                                             --------------            -------------
     Total liabilities and stockholders' equity                            $    28,562,000               30,000,000
                                                                            ==============             =============

(2)  The  balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does  not  include  all  the  information  and footnotes required by accounting principles generally accepted in the
United  States  of  America  for  complete  financial  statements.





SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     May 7, 2009


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President